UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  May 7, 2007


                Exact name of registrants as specified in        IRS Employer
 Commission  their charters, address of principal executive     Identification
File Number     offices and registrants' telephone number           Number
-----------  ----------------------------------------------  -------------------
  1-14465                     IDACORP, Inc.                       82-0505802
   1-3198                  Idaho Power Company                    82-0130980
                          1221 W. Idaho Street
                          Boise, ID 83702-5627
                             (208) 388-2200

               State or Other Jurisdiction of Incorporation: Idaho

                                      None
--------------------------------------------------------------------------------
          Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                  IDACORP, Inc.
                               Idaho Power Company
                                    Form 8-K

ITEM 8.01         OTHER EVENTS

Idaho Water Management Issues
-----------------------------

As discussed in IDACORP, Inc.'s ("IDACORP") and Idaho Power Company's ("IPC") Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and other reports filed with the Securities and Exchange Commission, below normal precipitation and stream flows have exacerbated a developing water shortage in the State of Idaho.

IPC is engaged in the Snake River Basin Adjudication (the "SRBA"), a general stream adjudication commenced in 1987, to define the nature and extent of water rights in the Snake River Basin in Idaho, including the water rights of IPC. The initiation of the SRBA resulted from the Swan Falls Agreement, an agreement entered into by IPC and the Governor and Attorney General of Idaho in October 1984 to resolve litigation relating to IPC's water rights at its Swan Falls project. IPC has filed claims to its water rights for hydropower and other uses in the SRBA. Other water users in the basin have also filed claims to water rights. Parties to the SRBA may file objections to water right claims that adversely affect or injure their claimed water rights and the SRBA court then adjudicates the claims and objections and enters a decree defining a party's water rights. IPC has filed claims for all of its hydropower water rights in the SRBA, is actively protecting those water rights, and is objecting to claims that may potentially injure or affect those water rights. One such claim involves a notice of claim of ownership filed on December 22, 2006 by the State of Idaho for a portion of the water rights held by IPC that are subject to the Swan Falls Agreement.

The Swan Falls Agreement established minimum stream flows in the Snake River and provided that IPC is entitled to an unsubordinated right to such minimum stream flows but that IPC's right to flows above this minimum would be subordinate to new upstream uses, upon approval of such uses by the State, unless the upstream use violated the Swan Falls daily minimum flows. The minimum flows may be violated as a result of drought or other natural conditions, or as a result of depletions under water rights in the basin to which IPC has subordinated.

In 1984, the parties to the Swan Falls Agreement assumed that there was some water in the Snake River Basin in excess of the Swan Falls daily minimum flows that was available for new upstream uses. However, IPC now believes that at the time the Swan Falls Agreement was signed, the Snake River Basin was overappropriated and there was no excess water.

On May 10, 2007, in order to protect its claims and the availability of water for power generation at its facilities, IPC filed a complaint and petition for declaratory and injunctive relief regarding the status and nature of IPC's water rights and the respective rights and responsibilities of the parties under the Swan Falls Agreement. The complaint was filed in the Idaho District Court for the Fifth Judicial District against the State of Idaho, the Governor, the Attorney General, the Idaho Department of Water Resources (the "IDWR") and the Director of the IDWR. The defendants have not yet responded to this complaint.

IPC alleged in the complaint, among other things, that there was not in 1984, and there is not currently, unappropriated water in the Snake River Basin above the minimum flows to which


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


IPC is entitled; that because of this overappropriation, the Swan Falls Agreement should be reformed; that the State's December 22, 2006 claims of ownership to water rights should be denied; and that IPC's water rights should not be subordinated to aquifer recharge.

IPC is unable to predict the outcome of this proceeding.

Memorandum of Understanding with PacifiCorp
-------------------------------------------

On May 7, 2007, Idaho Power Company and PacifiCorp entered into a Memorandum of Understanding under which the companies will pursue possible development of new 500-kV transmission lines from western Wyoming across southern Idaho. It is expected that portions of the project under consideration would be completed between 2012 and 2014.

A copy of the press release dated May 18, 2007 is filed as Exhibit 99 hereto.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

Number         Description

99             Press Release dated May 18, 2007



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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


Dated:  May 18, 2007

                                          IDACORP, Inc.

                                          By:   /s/ Darrel T. Anderson
                                                ----------------------
                                                 Darrel T. Anderson
                                                 Senior Vice President -
                                                 Administrative Services and
                                                 Chief Financial Officer


                                          Idaho Power Company

                                          By:   /s/ Darrel T. Anderson
                                                ----------------------
                                                 Darrel T. Anderson
                                                 Senior Vice President -
                                                 Administrative Services and
                                                 Chief Financial Officer


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


                                INDEX TO EXHIBITS

Number                Description

99                    Press Release dated May 18, 2007






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